UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             May 19, 2008

SOUTHWALL TECHNOLOGIES INC.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15930	94-2551470
(Commission File Number)	(I.R.S. Employer Identification No.)

3788 Fabian Way, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 962-9111
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 19 2008, Southwall Technologies Inc. (“Southwall”) entered into a new Credit Agreement with Wells Fargo Bank (“Bank”).  The Credit Agreement provides for a facility that is a $3 million revolving line of credit under which we may, from time to time, borrow up to 85% of eligible accounts receivables.  Amounts borrowed under the facility bear interest at prime plus 0.75% annualized on the average daily finance amount outstanding.  All borrowings under the facilities are collateralized by our assets in the United States and are subject to certain covenants including a minimum cumulative quarterly net income, minimum net worth and a maximum annual cap on unfinanced capital expenditures.

The terms of the Credit Agreement, among other things, limit our ability to (i) incur, assume or guarantee additional indebtedness (other than pursuant to the Credit Agreement), (ii) incur liens upon the collateral pledged to the bank , and (iii) merge, consolidate, sell or otherwise dispose of substantially or a substantial or material portion of our assets.

The Credit Agreement provides for events of default, which include, amount others, (a) nonpayment of amounts when due (b) the breach of our representations or covenants or other agreements in the Credit Agreement of related documents (c) defaults or acceleration of our other indebtedness, (d) the occurrence of any events or condition that the Bank believes impairs or is substantially likely to impair the prospects of payment of performance by us, and (e) certain events of bankruptcy, insolvency or reorganization.  Generally, if any event of default occurs, the Bank may declare all outstanding indebtedness under the Credit Agreement to be due and payable.

The maturity date of the facilities is May 19, 2009.

The description above is a summary of the terms of the credit agreement by and between Southwall and Wells Fargo Bank and does not purport to be a complete description of the agreement.

Item 1.02	Termination of a Material Definitive Agreement.

On March 28, 2008, Southwall’s Credit Agreement with Bridge Bank, NA expired.  On March 28, 2008, there was no principal and interest outstanding.  Bridge Bank has released its security interests in Southwall assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 above, Southwall can borrow approximately $3.0 million under the Credit Agreement.  Currently Southwall has not borrowed any funds under this Wells Fargo facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 20, 2008	SOUTHWALL TECHNOLOGIES INC.

	By:	/s/ Dennis Capovilla
Dennis Capovilla
Chief Executive Officer